SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 16, 2009

Ivany Mining, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27645	88-0258277
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8720 Dufrost, St Leonard, Quebec, Canada	H1P 2Z5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  514-325-4567

_____________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Appointment of Certain Officers.

On June 16, 2009, the board of directors appointed Sam Nguyen to serve as the Vice President of the corporation and a member of the board of directors.

Sam Nguyen also serves as the Asia Pacific Advisor for Ivany Mining.  Mr. Nguyen is currently the Chairman of Sana Company Ltd.  His career focus has been in the area of Corporate Finance. He has funded large scale oil and gas projects as well as infrastructure projects for various governments in the Asia Pacific region.  Mr. Nguyen has worked with the Vietnamese government for the last 14 years advising on and funding various projects including power-plants, oil & gas refineries, mineral exploration properties and real-estate development. He has advised and worked with major corporations in Asia including Heritage Investments and Carlye Coutts Group.

There are no family relationships between Mr. Nguyen and any of our directors or executive officers.

Mr. Nguyen has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.  At this time, we do not have any employment agreement with Mr. Nguyen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ivany Mining Inc.

/s/Derek Ivany
Derek Ivany
Chief Executive Officer

Date: June 19, 2009